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Exhibit 99.1

Financial statement schedule—Rule 12-09.

Valuation and qualifying accounts.

YEAR ENDED JUNE 30, 2003

Column C—Additions
Column B—Balance at beginning of period
Column A—Description		(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D—Deductions	Column E—Balance at end of period
Allowance for doubtful accounts	$—	$—	$—	$—	$—

YEAR ENDED JUNE 30, 2004

		Column C—Additions
	Column B—Balance at beginning of period
Column A—Description		(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D—Deductions—uncollectible amounts	Column E—Balance at end of period
Allowance for doubtful accounts	$—	$100,000	$—	$—	$100,000

YEAR ENDED JUNE 30, 2005

		Column C—Additions
	Column B—Balance at beginning of period
Column A—Description		(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D—Deductions	Column E—Balance at end of period
Allowance for doubtful accounts	$100,000	$50,000	$—	$150,000	$—

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  Financial statement schedule—Rule 12-09.